UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 29, 2008
(Date of Earliest Event Reported)

Commission file number: 1-3203

CHESAPEAKE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	54-0166880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1021 East Cary Street
Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 804-697-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 29, 2008, Chesapeake Corporation (the “Company”) and its U.S. operating subsidiaries other than WTM I Company (the “U.S. Operating Subsidiaries”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with affiliates of Irving Place Capital Management, L.P. and Oaktree Capital Management, L.P. (collectively, the “Purchasers”), pursuant to which the Purchasers will acquire substantially all of the assets of the U.S. Operating Subsidiaries and all of the outstanding capital stock or other equity interests of the Company’s foreign subsidiaries for an aggregate purchase price of $485 million, subject to reduction by amounts in respect of certain pension and severance obligations of the Company and certain of its subsidiaries, amounts outstanding as of immediately prior to the commencement of the Chapter 11 Case (defined below) under the Company’s Second Amended and Restated Credit Agreement, dated as of February 23, 2004, with the banks named therein as lenders and Wachovia Bank, N.A., as administrative agent (as amended, the “Prior Credit Agreement”), and certain other fees and obligations (such transaction shall be referred to herein as the “Sale”).

The Asset Purchase Agreement contains certain covenants by the Company and the Purchasers, including, among others, the agreement by the Company and the U.S. Operating Subsidiaries to file a petition for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Virginia in Richmond (the “Bankruptcy Court”) within one business day after the date of the Asset Purchase Agreement and to use its reasonable best efforts to obtain the entry of an order approving the Sale (the “Chapter 11 Court Order”).

The obligations of the Company and the Purchasers to complete the Sale are subject to a number of closing conditions, including, among others, conditions related to: governmental filings and expiration of applicable waiting periods; obtaining third-party and governmental approvals (including approvals from the applicable trustees for certain U.K. pension plans, clearance from the U.K. Pensions Regulator, and amendments to collective bargaining agreements to which certain of the U.S. Operating Subsidiaries are parties); the accuracy of the representations and warranties of the parties (subject to a materiality standard); material compliance by the parties with their obligations under the Asset Purchase Agreement; and the absence of a material adverse change with respect to the Company since September 28, 2008.   In addition, the Asset Purchase Agreement includes a condition that the Prior Credit Agreement and all indebtedness there under be restructured to provide exit financing for the Purchasers in a manner, and on terms and conditions, that are acceptable to the Purchasers in their sole discretion.  Closing of the Sale is also subject to obtaining the Chapter 11 Court Order.

In addition, the Sale must be conducted under the provisions of Section 363 of the Bankruptcy Code and is subject to proposed bidding procedures and receipt of a higher and better bid at auction.  The bidding procedures order will provide that the Purchasers are the “stalking horse” bidder for substantially all of the assets of the Company at the auction.  The Asset Purchase Agreement calls for the payment of an aggregate break-up fee to the Purchasers of $16.0 million (less amounts reimbursed for post-petition expenses) in certain circumstances, including if a sale of the Company’s assets to another purchaser is consummated.  The Asset Purchase Agreement also provides for the reimbursement of the Purchasers’ post-petition expenses related to the Sale, not to exceed $5.0 million (less amounts previously reimbursed) if the Asset Purchase Agreement is terminated under certain circumstances.

It is contemplated that if the Sale is completed, the Company will provide certain services to the Purchasers, and the Purchasers will provide certain services to the Company and its affiliates, for a transition period.

A final hearing by the Bankruptcy Court to consider granting the Chapter 11 Court Order and the closing of the Sale are anticipated to take place by the end of the first quarter of 2009.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 30, 2008, the Company and certain of its subsidiaries entered into the Third Amended and Restated Credit Agreement with the banks named therein as lenders and Wachovia Bank, NA, as administrative agent (the “DIP Credit Agreement”), pursuant to which up to $37.1 million is to be provided by certain members of the Company’s current revolving lender group.  The DIP Credit Agreement will provide an immediate source of funds to the Company, enabling the Company to satisfy customary obligations associated with ongoing operations of its business, including the timely payment of employee obligations, materials purchases, normal operating expenses and other obligations.  Availability under the DIP Credit Agreement is initially limited to $18,550,000 prior to the entry of a final order in the Chapter 11 Case (as defined below) approving the transactions contemplated by the DIP Credit Agreement, granting the superpriority claim status and the liens contemplated thereby and authorizing the extensions of credit to be made thereunder (in an amount not greater than $37.1 million) (a “Final DIP Order”).  The Company expects that cash flows from the ongoing business and the initial availability under the DIP Credit Agreement will allow the Company to meet its liquidity needs until such time as the conditions are satisfied for the availability of increased financing.  The subsidiaries of the Company that are borrowers under the DIP Credit Agreement will have up to $30 million (or a higher amount not to exceed $37.1 million if approved by a majority of the lenders party to the DIP Credit Agreement) available upon the later of the entry of such Final DIP Order and the satisfaction of the exit financing condition described in the DIP Credit Agreement.  Availability could also be increased by the unanimous approval of the lenders under the DIP Credit Agreement.

The DIP Credit Agreement includes customary representations, warranties and covenants.  It also includes events of default related to, among other things, the failure to make payments due thereunder, breach of covenants, material misrepresentations, cross-defaults, certain post-petition judgments and the bankruptcy proceeding and certain related matters.

The Company and certain of its subsidiaries entered into the DIP Credit Agreement in connection with filings for relief under the Bankruptcy Code, as described in Item 1.03 below.  The DIP Credit Agreement amends and restates the Prior Credit Agreement in its entirety.  Pre-petition loans remain outstanding under the terms and conditions of the DIP Credit

Agreement, but there is no further commitment on the part of pre-petition lenders to advance funds.  The DIP Credit Agreement creates a new facility as described above.  Unless extended, the commitments of the post-petition lenders under the DIP Credit Agreement will terminate as of May 31, 2009, or on such earlier date as provided therein.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 1.03  BANKRUPTCY OR RECEIVERSHIP

On December 29, 2008, the Company, the U.S. Operating Subsidiaries and the Company’s subsidiary WTM I Company filed voluntary petitions in the Bankruptcy Court seeking relief under the provisions of the Bankruptcy Code (collectively, the “Chapter 11 Case”).  The Chapter 11 Case will be jointly administered and the Company, the U.S. Operating Subsidiaries and WTM I Company intend to operate their businesses as debtors-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.  The Company’s foreign subsidiaries were not included in the Chapter 11 filings.

On December 30, 2008, the Company received approval by the Bankruptcy Court for a variety of first day motions to allow the Company to continue to conduct business as usual while the Company prepares for and conducts an auction before it completes the Sale.  In addition, the Bankruptcy Court granted interim approval of the DIP Credit Agreement, which is described in Item 1.01 above.  Based on such interim approval, the Company and the other parties entered into the DIP Credit Agreement on December 30, 2008, subject to final approval of the Bankruptcy Court.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On December 30, 2008, the Company entered into the DIP Credit Agreement.  The disclosures in Item 1.01 above regarding the DIP Credit Agreement are incorporated herein by reference.

ITEM 2.04  TRIGGER EVENTS THAT ACCLERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

The filing of the Chapter 11 Case described in Item 1.03 above constitutes an event of default under the Prior Credit Agreement.  Upon such event of default, the entire outstanding balance of approximately $246 million and accrued interest became immediately due and payable without any action on the part of the lenders.  The Company believes that any efforts to enforce such payment obligations with respect to the Prior Credit Agreement are stayed as a result of the filing of the Chapter 11 Case and, in addition, the DIP Credit Agreement provides for forbearance by the pre-petition lenders with respect to such event of default.

The filing of the Chapter 11 Case described in Item 1.03 above constitutes an event of default under the Indenture, dated as of November 19, 2001, between the Company and The Bank of New York, as trustee, with respect to the Company’s 10 3/8% Sterling-denominated senior subordinated notes due in 2011 in the principal amount of £67,090,000 plus accrued interest (the “10 3/8% Notes”).  Upon such event of default, the entire unpaid principal and accrued interest became immediately due and payable without any action on the part of the holders of the 10 3/8% Notes.  The Company believes that any efforts to enforce such payment obligations with respect to the 10 3/8% Notes are stayed as a result of the filing of the Chapter 11 Case.

The filing of the Chapter 11 Case described in Item 1.03 above constitutes an event of default under the Indenture, dated as of December 8, 2004, between the Company and Wachovia Bank, National Association, as Trustee, with respect to the Company’s 7% Euro-denominated senior subordinated notes due in 2014 in the principal amount of €100 million plus accrued interest (the “7% Notes”).  Upon such event of default, the entire unpaid principal and accrued interest became immediately due and payable without any action on the part of the holders of the 7% Notes.  The Company believes that any efforts to enforce such payment obligations with respect to the 7% Notes are stayed as a result of the filing of the Chapter 11 Case.

The filing of the Chapter 11 Case described in Item 1.03 above constitutes an event of default under the Company’s 1994 Industrial Development Bonds due in 2019 in the principal amount of $50 million plus accrued interest.  Upon such event of default, the entire unpaid principal and accrued interest become immediately due and payable without any action on the part of the holders.  The Company believes that any efforts to enforce such payment obligations with respect thereto are stayed as a result of the filing of the Chapter 11 Case.

ITEM 5.02  DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 29, 2008, Michael Cheetham, Vice President – Pharmaceutical and Healthcare Packaging, and Timothy D. Whitfield, Vice President – Branded Products Packaging, resigned as officers of the Company.  Mr. Cheetham is continuing in his position as Vice President – Pharmaceutical and Healthcare Packaging of the Company’s U.K.-based subsidiary, Chesapeake plc, and Mr. Whitfield is continuing in his position as Vice President – Branded Packaging of the Company’s U.K.-based subsidiary, Chesapeake plc.

ITEM 8.01  OTHER EVENTS.

On December 29, 2008, the Company issued a press release announcing that the Company and the U.S. Operating Subsidiaries filed voluntary petitions under Chapter 11 of the Bankruptcy Code, as described in greater detail in Item 1.03 above.  In the press release, the Company announced the proposed approval of the DIP Credit Agreement and the entry into the Asset Purchase Agreement, each as described in greater detail in Item 1.01 above.  The press release also noted that all of the Company’s operations – including all of its manufacturing and distribution facilities in the U.S. and around the world – are open and operating on normal schedules, fulfilling customer orders as usual and providing uninterrupted customer service.

Further, the press release stated that the Company’s non-U.S. subsidiaries were not included in the Chapter 11 filing and there are no plans to place them in administration under the laws of their respective non-U.S. jurisdictions.

A copy of the press release is incorporated herein by reference and attached to this Current Report on Form 8-K as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits
	2.1	Asset Purchase Agreement, dated as of December 29, 2008, among Baltimore US Inc., Baltimore Acquisition (Cayman Islands) Limited, Chesapeake Corporation and the other sellers named therein
10.1
Third Amended and Restated Credit Agreement, dated as of December 30, 2008, among Chesapeake Corporation, as the Parent, Chesapeake UK Holdings Limited, Boxmore International Limited, and Chesapeake plc, as the U.K. Borrowers, various financial institutions and other persons from time to time parties thereto, as the Lenders, and Wachovia Bank, National Association, as the Administrative Agent

	99.1	Press release, issued by the Company on December 29, 2008, announcing the filing of the Chapter 11 Case, the proposed approval of the DIP Credit Agreement and entry into the Asset Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE CORPORATION
(Registrant)

Date: January 5, 2009	BY:	/s/ J.P. Causey Jr.
J.P. Causey Jr.
Executive Vice President, Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Asset Purchase Agreement, dated as of December 29, 2008, among Baltimore US Inc., Baltimore Acquisition (Cayman Islands) Limited, Chesapeake Corporation and the other sellers named therein
10.1
Third Amended and Restated Credit Agreement, dated as of December 30, 2008, among Chesapeake Corporation, as the Parent, Chesapeake UK Holdings Limited, Boxmore International Limited, and Chesapeake plc, as the U.K. Borrowers, various financial institutions and other persons from time to time parties thereto, as the Lenders, and Wachovia Bank, National Association, as the Administrative Agent

99.1	Press release, issued by the Company on December 29, 2008, announcing the filing of the Chapter 11 Case, the proposed approval of the DIP Credit Agreement and entry into the Asset Purchase Agreement